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                                                                   Exhibit 10.23

Page 1
Real Estate Contract
City of Garnett - East Kansas Agri-Energy L.L.C.

                              REAL ESTATE CONTRACT

     THIS CONTRACT made and entered into this 16th day of February, 2005 by and between City of Garnett, Kansas, a Kansas Municipal Corporation, herein after called "Seller", whether one or more, and East Kansas Agri-Energy, LLC, a Kansas Limited Liability Company, herein after called "Buyer", whether one or more.

     WITNESSETH:

1. Seller has sold and agrees to convey title to Buyer as hereinafter set forth to the following described real estate located in Anderson County, Kansas, to-wit:

           Lot 5 and Lot6A, less the North 100' of said Lot 6A,
           Golden Prairie Industrial Park, City of Garnett,
           Anderson County, Kansas,

     Subject, however, to easements and restrictions of record.

2. Buyer agrees to purchase the aforesaid real estate and pay for the same as hereinafter provided.

3.   The price of $90,000.00 is to be paid as follows, to-wit:

     (a)   The sum of $90,000.00 to be paid at the time of closing.

4. Seller shall convey title to said real estate to Buyer free of all encumbrances, except easements and restrictions of record, by a general warranty deed which shall be delivered to Buyer at the time of closing.

5. The closing of this transaction shall be handled by Anderson County Abstract Company, Garnett, Kansas, with the closing fees to be held one-half by each of the parties hereto. This transaction shall be closed on or before the 18th day of March, 2005, and possession shall be delivered at the time of closing.

6. Seller shall promptly furnish a standard owner's policy of title insurance to Buyer which will insure Buyer against loss or damage to the extend of the purchase price by reason of defects in Seller's title to said real estate, subject to the above exceptions. Such owner's policy shall be conclusive evidence of marketable title in Seller, subject only to the aforesaid exceptions; provided, however, that in the event Seller furnishes title insurance, Seller shall deliver a signed commitment for said title insurance policy from a title company authorized to do business in Kansas for examination by Buyer, in which event, Seller shall deliver the owner's title policy to Buyer promptly after closing. Upon receipt of said title insurance commitment, Buyer shall have a reasonable time, not to exceed 5 days, to

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Page 2
Real Estate Contract
City of Garnett - East Kansas Agri-Energy L.L.C.

     examine the same and return it to Seller with any written objections relative to the marketability of the title. Any objections not so furnished shall be deemed to be waived by Buyer. If valid objections are made to the marketability of the title as aforesaid, Seller shall have a reasonable time to satisfy any valid objections to the title and to make the title marketable; if legal proceedings are necessary, such proceedings shall be begun promptly and diligently prosecuted to completion. In the event Seller is unable to furnish marketable title as herein provided, this contract shall become null and void, and thereupon the escrow agent shall return to Buyer all monies paid by them and to Seller the deed, and any other documents shall be returned to the party who deposited the same with the escrow agent, whereupon all parties shall be released from further liability hereunder.

7. Taxes and assessments for the calendar year next preceding the calendar year in which closing occurs and all preceding years shall be paid by Seller and the current year's taxes and assessments shall be prorated as of the date of closing. If the current year's taxes and assessments are not determinable at the time of closing, a proration of taxes and assessments shall be made and based upon the next preceding year's taxes and assessments.

8. Buyer shall not sell, assign or transfer this contract or any interest under it or any interest in or to said property, without first obtaining the written consent of Seller.

9. In the event Buyer fails to comply with any of the terms of this contract, then this contract shall, at the option of Seller, become immediately null and void, whereupon all rights of Buyer hereunder shall end and all monies paid hereunder shall be retained by Seller as rent and as liquidated damages for the said nonperformance and Seller shall be entitled to retain possession of said real estate and upon said election all parties shall be released from further liability hereunder. If Seller does not exercise its option to terminate this contract as aforesaid, Seller may pursue such other rights as he may have and shall be entitled to whatever other legal or equitable remedies are available to him.

10.  The parties acknowledge that the Seller owns the West 450 feet of Lot Two
(2), Golden Prairie Industrial Park, City of Garnett, Anderson County, Kansas, which lot is currently zoned for light industrial use and Seller agrees that for so long as it is the owner of this lot, it will not seek to change the zoning of the lot to allow a use other than that contemplated by the present zoning or another industrial use, provided however that the zoning change will not be sought for purposes of placing residential housing on the property while Seller is the owner of it. Seller further grants to Buyer the right of first refusal to acquire the West 450 feet of said Lot Two (2) which right shall be exercised as follows:

     a. If Seller enters into a contract to sell all or any part of the West 450 feet of said Lot Two (2), it shall grant Buyer the right of first refusal to

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Real Estate Contract
City of Garnett - East Kansas Agri-Energy L.L.C.

          purchase the property being sold under the same terms and conditions as under the proposed contract for sale.

     b. In the event Seller shall elect to sell the subject property, Seller will communicate in writing to Buyer the terms of the written offer received for the purchase of said property, and Buyer shall thereafter have a period of thirty days in which to elect to purchase the property under the same terms and conditions.

     c. In the event Buyer does not elect to purchase the property under these terms and conditions, Seller will then be free to sell the property under those same terms and conditions.

11. Seller represents and warrants that to the best of its knowledge there have been no activities conducted on or about the property which have caused or could have caused the property to become contaminated by any hazardous or toxic waste (as such terms are presently defined by applicable federal and state law) while it has been in title. Seller agrees to indemnify and hold Buyer harmless from any damage, cost, or expense that Buyer may incur as the result of the necessity of remedying of any environmental hazard on the property that originated while Seller was the owner of the property.

12. Time is made of the essence of this contract, an this contract shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

13. This agreement may be executed in counterparts, but shall constitute and be one agreement notwithstanding the fact that it may be separately executed.

     IN WITNESS WHEREOF, the parties have signed their names as of the day and year first above written.

SELLER:                             BUYER:

     CITY OF GARNETT                       EAST KANSAS AGRI-ENERGY, L.L.C.


     By /s/ Michael L. Norman              By  /s/ William R. Pracht
        -------------------------------       --------------------------------
     Michael L. Norman, Mayor              William R. Pracht, Chairperson

ATTEST:

 /s/ Joyce E. Martin
------------------------------------
Joyce E. Martin, Clerk

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Real Estate Contract
City of Garnett - East Kansas Agri-Energy L.L.C.

                                 ACKNOWLEDGMENT

STATE OF KANSAS            )
                           )  SS:
COUNTY OF ANDERSON         )

     BE IT REMEMBERED that on this 16th day of February, 2005, before me, the undersigned, a notary public in and for the county and state aforesaid, came Michael L. Norman as Mayor and Joyce E. Martin as Clerk of the City of Garnett, Kansas, who are personally known to me to be the same person who executed the above and foregoing contract on behalf of the City of Garnett, Kansas, as Seller.

     IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my notarial seal the day and year last above written.


Term Expires: 8-27-08                                 /s/ Nancy Hermreck
                                                   -----------------------
                                                Nancy Hermreck, Notary Public

                                 ACKNOWLEDGMENT

STATE OF KANSAS            )
                           )  SS:
COUNTY OF ANDERSON         )

     BE IT REMEMBERED that on this 16th day of February, 2005, before me, the undersigned, a notary public in and for the county and state aforesaid, came William R. Pracht, Chairperson of East Kansas Agri-Energy, L.L.C., a Kansas Limited Liability Company, who is personally known to me to be the same person who executed the above and foregoing contract on behalf of East Kansas Agri-Energy, L.L.C. as Buyer.

     IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my notarial seal the day and year last above written.


Term Expires: 8-27-08                                 /s/ Nancy Hermreck
                                                   -----------------------
                                                Nancy Hermreck, Notary Public